Exhibit 99.1

N e w s R e l e a s e
CRESTWOOD MIDSTREAM PARTNERS LP
700 Louisiana Street, Suite 2060
Houston, TX 77002 www.crestwoodlp.com

Crestwood Midstream Partners LP Announces

Commencement of Public Offering of Common Units

HOUSTON, TEXAS, July 24, 2012 – Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood”) announced today that it has commenced a public offering of 4,000,000 common units under its effective shelf registration statement. Crestwood also intends to grant the underwriters a 30-day option to purchase up to 600,000 additional common units to cover over-allotments, if any. Crestwood intends to use the net proceeds from the offering, including the proceeds from any exercise of the over-allotment option of common units, to reduce the indebtedness outstanding under its revolving credit facility. Crestwood anticipates that approximately $90 million of the amount to be repaid under its revolving credit facility will be reborrowed and used to finance, in whole or in part, the previously announced potential acquisition of certain gathering and processing assets in the liquids-rich southwestern area of the Barnett Shale from certain subsidiaries of Devon Energy Corporation. In the event such acquisition is not completed, the amount repaid under Crestwood’s revolving credit facility may be reborrowed and used to fund both future acquisitions and growth capital expenditures. Wells Fargo Securities, Barclays, Citigroup, RBC Capital Markets and UBS Investment Bank are acting as joint book-running managers for the offering.

The offering is being made by means of a prospectus and related prospectus supplement, copies of which may be obtained from the underwriters as follows:

Wells Fargo Securities

Attn: Equity Syndicate Department

375 Park Avenue

New York, New York 10152

Email: cmclientsupport@wellsfargo.com

Toll-free number: (800) 326-5897

Barclays Capital

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Email: Barclaysprospectus@broadridge.com

Toll-free number: (888) 603-5847

Citigroup

Prospectus Department

Brooklyn Army Terminal

140 58th Street, 8th Floor

Brooklyn, New York 11220

Email: batprospectusdept@citi.com

Toll-free number: (800) 831-9146

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NEWS RELEASE

RBC Capital Markets

Attn: Prospectus Department

3 World Financial Center

200 Vesey Street, 8th Floor

New York, New York 10281-8098

Toll-free number: (877) 822-4089

UBS Securities LLC

Attn: Prospectus Department

299 Park Avenue

New York, New York 10171

Toll-free number: (888) 827-7275

You may also obtain these documents for free when they are available by visiting EDGAR on the SEC website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering will be made only by means of a prospectus and related prospectus supplement, which are part of an effective registration statement.

About Crestwood Midstream Partners LP

Houston, Texas based Crestwood is a growth-oriented, midstream master limited partnership which owns and operates predominately fee-based gathering, processing, treating and compression assets servicing natural gas producers in the Barnett Shale in north Texas, the Fayetteville Shale in northwest Arkansas, the Granite Wash in the Texas Panhandle, the Marcellus Shale in northern West Virginia, the emerging Avalon Shale trend in southeastern New Mexico, and the Haynesville/Bossier Shale in western Louisiana . For more information about Crestwood, visit www.crestwoodlp.com.

Forward-Looking Statements

The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood’s management, the matters addressed herein are subject to numerous risks and uncertainties

NEWS RELEASE

which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Crestwood’s financial condition, results of operations and cash flows including, without limitation, changes in general economic conditions; fluctuations in oil, natural gas and NGL prices; the extent and success of drilling efforts, as well as the extent and quality of natural gas volumes produced within proximity of our assets; failure or delays by our customers in achieving expected production in their natural gas projects; competitive conditions in our industry and their impact on our ability to connect natural gas supplies to our gathering and processing assets or systems; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; our ability to consummate acquisitions, successfully integrate the acquired businesses, realize any cost savings and other synergies from any acquisition; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; timely receipt of necessary government approvals and permits, our ability to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact our ability to complete projects within budget and on schedule; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; and risks related to our substantial indebtedness, as well as other factors disclosed in Crestwood’s filings with the U.S. Securities and Exchange Commission. You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011, and our most recent Quarterly Reports and Current Reports for a more extensive list of factors that could affect results.

Investor Contact:

Mark Stockard

832-519-2207

mstockard@crestwoodlp.com

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